   As filed with the Securities and Exchange Commission on November 9, 1999

                                             Registration No. 333-_____________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                                DOUBLECLICK INC.
               (Exact name of issuer as specified in its charter)

               DELAWARE                                    13-3870996
     (State or other jurisdiction              (IRS Employer Identification No.)
   of incorporation or organization)

                          41 MADISON AVENUE, 32ND FLOOR
                            NEW YORK, NEW YORK 10010
               (Address of principal executive offices) (Zip Code)

                                -----------------
                   DOUBLECLICK INC. 1997 STOCK INCENTIVE PLAN
       DOUBLECLICK INC. 1999 NON-OFFICER STOCK OPTION/STOCK ISSUANCE PLAN
               DOUBLECLICK INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                          DOUBLECLICK INC. 401(K) PLAN
               NETGRAVITY, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                   NETGRAVITY, INC. 1998 DIRECTOR OPTION PLAN
                        NETGRAVITY, INC. 1998 STOCK PLAN
                     NETGRAVITY, INC. 1995 STOCK OPTION PLAN
                            (Full title of the plans)

                                -----------------
                                KEVIN J. O'CONNOR
                      CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                            OF THE BOARD OF DIRECTORS
                                DOUBLECLICK INC.
                          41 MADISON AVENUE, 32ND FLOOR
                            NEW YORK, NEW YORK 10010
                     (Name and address of agent for service)
                                 (212) 683-0001
          (Telephone number, including area code, of agent for service)

                                -----------------
                         CALCULATION OF REGISTRATION FEE

                                           Amount to be      Offering Price         Aggregate             Amount of
 Title of Securities to be Registered      Registered(1)        per Share        Offering Price       Registration Fee
=======================================  ==================  ===============  ======================  =================
 DoubleClick Inc.
 1997 STOCK INCENTIVE PLAN               8,000,000 shares        $140.09(2)     $1,120,720,000.00(2)      $311,560.16
 Common Stock, $0.001 par value

 DoubleClick Inc.
 1999 Non-Officer Stock
 OPTION/STOCK ISSUANCE PLAN                375,000 shares        $140.09(2)        $52,533,750.00(2)       $14,604.38
 Common Stock, $0.001 par value

 DoubleClick Inc.
 1999 EMPLOYEE STOCK PURCHASE PLAN         500,000 shares        $140.09(2)        $70,045,000.00(2)       $19,472.51
 Common Stock, $0.001 par value

 DoubleClick Inc.
 401(k) PLAN                                   5,000             $140.09(3)           $700,450.00(3)          $194.73
 Common Stock, $0.001 (4)

                                           Amount to be      Offering Price         Aggregate             Amount of
 Title of Securities to be Registered      Registered(1)        per Share        Offering Price       Registration Fee
=======================================  ==================  ===============  ======================  =================
 NetGravity, Inc.
 1998 EMPLOYEE STOCK PURCHASE PLAN             7,799             $28.42(3)        $   221,647.58(3)           $    61.62
 Common Stock, $0.001

 NetGravity, Inc.
 1998 DIRECTOR OPTION PLAN                    39,200             $48.93(3)        $ 1,918,056.00(3)           $   533.22
 Common Stock, $0.001

 NetGravity, Inc.
 1998 STOCK PLAN                              585,791            $88.04(3)        $51,573,039.64(3)           $ 14,337.31
 Common Stock, $0.001

 NetGravity, Inc.
 1995 STOCK OPTION PLAN                       258,679            $11.08(3)        $ 2,866,163.32(3)           $    796.79
 Common Stock, $0.001
                                                                         Aggregate Registration Fee           $361,560.72
=======================================  ==================  =======================================  =================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Registrant's 1997 Stock Incentive Plan, the 1999 Non-Officer Stock Option/Stock Issuance Plan, the 1999 Employee Stock Purchase Plan, the 401(k) Plan, the NetGravity, Inc. 1998 Employee Stock Purchase Plan, the NetGravity, Inc. 1998 Stock Plan, the NetGravity, Inc. 1998 Director Option Plan and the NetGravity, Inc. 1995 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on November 2, 1999 as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(4) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the DoubleClick 401(k) Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  DoubleClick Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC on March 4, 1999 and the Amendments on Form 10-K/A filed with the SEC on April 27, 1999 and October 15, 1999;

         (b) The Registrant's Current Reports on Form 8-K filed with the SEC on March 15, 1999 for event dates January 20, 1999 and March 11, 1999, respectively), June 17, 1999 (for event date June 13, 1999), and July 22, 1999 (for event date July 12, 1999) and November 9, 1999 (for event date October 26,
                  1999);

         (c) The Registrant's Quarterly Reports on Form 10-Q for the periods ending March 31, 1999 and June 30, 1999 filed with the SEC on May 14, 1999 and August 13, 1999, respectively, as amended by Amendment No. 1 on Form 10-Q/A (for period ending March 31, 1999) and as amended by Amendment No. 1 on Form 10-Q/A (for period ending June 30, 1999), respectively, filed with the SEC on October 15, 1999; and

         (d) The Registrant's Registration Statement No. 000-23709 on Form 8-A filed with the SEC on February 2, 1998 and amended on February 9, 1998 and December 1, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF CAPITAL STOCK

                  Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Registrant's Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law(the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

                  Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv)for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable.

ITEM 8.  EXHIBITS

Exhibit Number        Exhibit
--------------        -------
        4.0           Instruments Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 000-23709
                      on Form 8-A, and the exhibits thereto, which are
                      incorporated herein by reference pursuant to Item 3(c) of
                      this Registration Statement.
        5.0           Opinion of Brobeck, Phleger & Harrison LLP.
       23.1           Consent of PricewaterhouseCoopers  LLP, Independent
                      Accountants.
       23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
       24.0           Power of Attorney.  Reference is made to page II-5 of this
                      Registration Statement.
       99.1           DoubleClick Inc. 1997 Stock Incentive Plan (as amended and restated on April 9, 1999).
       99.2*          Form of Notice of Grant.
       99.3*          Form of Stock Option Agreement.
       99.4*          Form of Addendum to Stock Option Agreement (Partial
                      Acceleration Upon Change in Control).
       99.5*          Form of  Addendum  to Stock  Option  Agreement
                      (Involuntary  Termination  Following  Change in
                      Control).
       99.6*          Form of Stock Issuance Agreement.
       99.7*          Form of Addendum to Stock Issuance Agreement
                      (Vesting  Acceleration Upon Change in Control and
                      Determination of Section 280G Limitation).
       99.8*          Form of Addendum to Stock  Issuance  Agreement
                      (Involuntary  Termination  Following  Change in Control).
       99.9*          Form of Notice of Grant (Initial Grant).
       99.10*         Form of Notice of Grant (Annual Grant).

       99.11*         Form of Automatic Stock Option Agreement.
       99.12          DoubleClick Inc. 1999 Non-Officer Stock Option/Stock
                      Issuance Plan.
       99.13          DoubleClick Inc. 1999 Employee Stock Purchase Plan
       99.14          NetGravity, Inc. 1998 Employee Stock Purchase Plan
       99.15          NetGravity, Inc. 1998 Director Option Plan
       99.16          NetGravity, Inc. 1998 Stock Plan
       99.17          NetGravity, Inc. 1995 Stock Option Plan
       99.18          Form of Assumption Agreement

                  * Exhibits 99.2 through 99.11 are incorporated herein by reference to Exhibits 99.2 through 99.11, respectively, of Registrant's Registration Statement No. 333-48277 on Form S-8 which was filed with the SEC on March 19, 1998.

                  The undersigned Registrant hereby undertakes that it will submit the DoubleClick Inc. 401(k) Plan to the Internal Revenue Service (the "IRS") in a timely manner and has or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the 1997 Stock Incentive Plan, the 1999 Non-Officer Stock Option/Stock Issuance Plan, the 1999 Employee Stock Purchase Plan, the 401(k) Plan, the NetGravity, Inc. 1998 Employee Stock Purchase Plan, the NetGravity, Inc. 1998 Director Option Plan, the NetGravity, Inc. 1998 Stock Plan and the NetGravity, Inc. 1995 Stock Option Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of
1934) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in
Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

REGISTRANT.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of November, 1999.

                                       DOUBLECLICK INC.


                                       By: /s/ KEVIN J. O'CONNOR
                                           --------------------------------
                                           Kevin J. O'Connor
                                           Chief Executive Officer and
                                           Chairman of the Board of Directors



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of DoubleClick Inc., a Delaware corporation, do hereby constitute and appoint Kevin J. O'Connor and Jeffrey E. Epstein, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURES                                      TITLE                                  DATE
--------------------------------------    -----------------------------------------------    ---------------------

/s/ KEVIN J. O'CONNOR                     Chief Executive Officer and Chairman                   November 8, 1999
--------------------------------------    of the Board (Principal Executive Officer)
Kevin J. O'Connor


/s/ STEPHEN R. COLLINS
--------------------------------------    Chief Financial Officer                                November 8, 1999
Stephen R. Collins


/s/ DAVID N. STROHM
--------------------------------------    Director                                               November 8, 1999
David N. Strohm


/s/ MARK E. NUNNELLEY
--------------------------------------    Director                                               November 8, 1999
Mark E. Nunnelley


/s/ W. GRANT GREGORY
--------------------------------------    Director                                               November 8, 1999
W. Grant Gregory


/s/ DONALD PEPPERS
--------------------------------------    Director                                               November 8, 1999
Donald Peppers



______________________________________    Director
Thomas S. Murphy

PLAN.

                  Pursuant to the requirements of the Securities Act of 1933, the DoubleClick Inc. 401(k) Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of November 1999.


                                        DOUBLECLICK INC. 401(K) PLAN


                                        By: /s/ KEVIN J. O'CONNOR
                                            -------------------------
                                            Kevin J. O'Connor
                                            Chief Executive Officer and
                                            Chairman of the Board of Directors

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                DOUBLECLICK INC.

                                  EXHIBIT INDEX

EXHIBIT NUMBER        EXHIBIT
--------------        -------
     4                Instruments Defining Rights of Stockholders. Reference is made to
                      Registrant's Registration Statement No. 000-23709 on Form 8-A,
                      and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

     5                Opinion of Brobeck, Phleger & Harrison LLP.

     23.1             Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

     24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

     99.1 DoubleClick Inc. 1997 Stock Incentive Plan (as amended and restated as of April 9, 1999).

     99.2*            Form of Notice of Grant.

     99.3*            Form of Stock Option Agreement.

     99.4*            Form of Addendum to Stock Option Agreement (Partial Acceleration
                      Upon Change in Control).

     99.5*            Form of Addendum to Stock Option Agreement (Involuntary
                      Termination Following Change in Control).

     99.6*            Form of Stock Issuance Agreement.

     99.7*            Form of Addendum to Stock Issuance Agreement (Vesting
                      Acceleration Upon Change in Control and Determination of Section
                      280G Limitation).

     99.8*            Form of Addendum to Stock Issuance Agreement (Involuntary
                      Termination Following Change in Control).

     99.9*            Form of Notice of Grant (Initial Grant).

     99.10*           Form of Notice of Grant (Annual Grant).

     99.11*           Form of Automatic Stock Option Agreement.

     99.12            DoubleClick Inc. 1999 Non-Officer Stock Option/Stock Issuance
                      Plan.

     99.13            DoubleClick Inc. 1999 Employee Stock Purchase Plan

     99.14            NetGravity, Inc. 1998 Employee Stock Purchase Plan

     99.15            NetGravity, Inc. 1998 Director Option Plan

     99.16            NetGravity, Inc. 1998 Stock Plan

     99.17            NetGravity, Inc. 1995 Stock Option Plan

     99.18            Form of Assumption Agreement

                     * Exhibits 99.2 through 99.11 are incorporated herein by reference to Exhibits 99.2 through 99.11, respectively, of Registrant's Registration Statement No. 333-48277 on Form S-8 which was filed with the SEC on March 19, 1998.